UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-343-5986

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Departure

On December 11, 2025, Tiba Aynechi, Ph.D. notified Spruce Biosciences, Inc. (the “Company”) of her resignation as a member of the board of directors (the “Board”) of the Company and as the Chair of the Compensation Committee of the Board (the “Compensation Committee”), effective immediately. Dr. Aynechi’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

Option Repricing

On December 11, 2025 (the “Repricing Effective Date”), the Board approved a stock option repricing whereby the exercise price of certain outstanding options to purchase shares of the Company’s common stock (the “Common Stock”) under the Company’s Amended and Restated 2016 Equity Incentive Plan (“2016 Plan”) and the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) was reduced to $104.13 per share (the “Reduced Exercise Price”), which was the thirty (30)-day trailing volume-weighted average price of the Common Stock on the Nasdaq Capital Market on the Repricing Effective Date (the “Option Repricing”).

The Option Repricing applied to outstanding and unexercised options to purchase shares of Common Stock that (i) were granted under the 2016 Plan or the 2020 Plan, (ii) had an exercise price per share that was at least $106.09 per share, which was one hundred and twenty percent (120%) of the closing price of a share of Common Stock on the Repricing Effective Date, and (iii) were held by employees (including executive officers) and directors of the Company who remained in continuous service with the Company as of the Repricing Effective Date (the “Repriced Options”); provided that holders of Repriced Options must remain in continuous service with the Company for a designated retention period in order for the applicable Repriced Options to be exercisable for the Reduced Exercise Price pursuant to the Option Repricing (the “Retention Period”). The Retention Period began on the Repricing Effective Date and will end on the earliest of (A) the date that is twelve (12) months following the Repricing Effective Date; (B) the date that the Company’s tralesinidase alfa product candidate receives regulatory approval by the U.S. Food and Drug Administration; and (C) a Change in Control (as defined in the 2016 Plan or the 2020 Plan, as applicable) during the optionholder’s continuous service with the Company. If any such Repriced Option is exercised prior to the end of the Retention Period, the exercise price per share shall be the original exercise price per share, and not the Reduced Exercise Price. No other changes were made to the Repriced Options as a result of the Option Repricing, including with respect to the vesting schedules or expiration dates of or the number of shares underlying the Repriced Options.

The total number of shares underlying all Repriced Options is 30,174 shares. The Repriced Options previously had exercise prices ranging from $108.00 to $1,506.00 per share.

The Repriced Options include underwater options held by the Company’s principal executive officer and principal financial and accounting officer as set forth below:

Name and Position	Total Repriced Options	Original Exercise Price of Repriced Options
Javier Szwarcberg, M.D., MPH Chief Executive Officer	11,666	$344.25
Samir Gharib President and Chief Financial Officer	6,131	$122.65 to $1,506.00

The Board approved the Option Repricing upon the recommendation of the Compensation Committee, which had engaged in careful review and consideration of the rationale for the Option Repricing, various potential alternatives thereto, and other applicable factors with the advice of the Compensation Committee’s independent compensation consultant. The Option Repricing was designed, including via the Retention Period feature, to provide added incentive to retain and motivate the holders of the Repriced Options to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spruce Biosciences, Inc.

Date: December 12, 2025	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer